Exhibit 99.2
Contacts: Investor Relations/Media Relations
Vulcan Materials
Mark Warren/David Donaldson
(205) 298-3220
Sard Verbinnen & Co
Susan Burns/Maggie Pisacane
(212) 687-8080
VULCAN MATERIALS ANNOUNCES FINAL RESULTS OF
CONSIDERATION ELECTIONS BY FORMER FLORIDA ROCK
SHAREHOLDERS
Birmingham, AL — November 21, 2007 — Vulcan Materials Company (NYSE: VMC) announced today the final results of the elections made by former Florida Rock shareholders as to the form of merger consideration they wish to receive in Vulcan Materials’ acquisition of Florida Rock. The transaction closed on November 16, 2007.
The consideration elections were subject to proration so that, in the aggregate, 70% of the Florida Rock shares outstanding immediately prior to the closing of the transaction were converted into the right to receive $67 in cash per share, without interest, and 30% of the Florida Rock shares outstanding immediately prior to the closing of the transaction were converted into the right to receive 0.63 of a share of common stock of Vulcan Materials Company following the closing of the transaction.
Of the approximately 66,692,551 shares of Florida Rock common stock outstanding as of the election deadline of 5:00 p.m. Eastern Standard Time on November 14, 2007, valid elections were made with respect to 64,316,025 shares (96.4 % of the outstanding shares), of which:
•	57,176,780 shares (85.7% of the outstanding shares) validly elected to receive cash; and

•	7,139,245 shares (10.7% of the outstanding shares) validly elected to receive Vulcan stock.
Based on the information above:
•	Former Florida Rock shareholders who made valid elections to receive Vulcan stock will receive Vulcan stock for 100% of their stock-election shares;

•	Former Florida Rock shareholders who did not make valid elections will receive Vulcan Stock for 100% of their non-election shares; and

•	Former Florida Rock shareholders who made valid elections to receive cash will receive cash for 81.6% percent of their cash-election shares and Vulcan stock for 18.4% of their cash-election shares.
No fractional shares of Vulcan Materials will be issued. In lieu thereof, former Florida Rock shareholders will receive cash for their fractional share interests based on the $83.31 closing price of Vulcan Materials stock on November 15, 2007 (the last trading day prior to the closing of the transaction).
About Vulcan Materials
Vulcan Materials Company, a member of the S&P 500 index, is the nation’s foremost producer of construction aggregates and a major producer of other construction materials. For additional information about Vulcan Materials Company, see www.vulcanmaterials.com. Documents and other information related to the transaction can be found at www.vulcanfloridarock.com.
Certain matters discussed in this release, including expectations regarding future performance, contain forward-looking statements that are subject to assumptions, risks and uncertainties that could cause actual results to differ materially from those projected. These assumptions, risks and uncertainties include, but are not limited to, those associated with general economic and business conditions; changes in interest rates; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for residential and private nonresidential construction; the highly competitive nature of the construction materials industry; pricing; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; increasing healthcare costs; the timing and amount of any future payments to be received under the 5CP earn-out contained in the agreement for the divestiture of the Company’s Chemicals business; the Company’s ability to manage and successfully integrate acquisitions; risks and uncertainties related to the transaction with Florida Rock Industries, Inc. including successfully integrating the operations of Florida Rock and achieving the anticipated cost savings and operational synergies following the closing of the transaction with Florida Rock; and other assumptions, risks and uncertainties detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year. Forward-looking statements speak only as of the date hereof, and Vulcan Materials assumes no obligation to publicly update such statements.
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